Exhibit 3.115

FLORIDA DEPARTMENT OF STATE
Glenda E. Hood
Secretary of State

July 17, 2003

OHI SUNSHINE, INC.
9690 DEERECO BLVD., SUITE 100
TIMONIUM, MD 21093-6991

Re: Document Number P01000053777

The Statement of Change of Registered Office and Registered Agent for OHI SUNSHINE, INC., a Florida corporation, was filed on July 17, 2003.

This document was electroncially received and filed under FAX audit number [ILLEGIBLE] 3000235153.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Teresa Brown
Document Specialist
Division of Corporations	Letter Number: 903A00041973

Amount charged: 35.00

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FOR CORPORATIONS

Pursuant to the provisions of sections 607.0502, 617.0502, 607.l508, or 617.1508, Florida. Statutes, the undersigned corporation organized under the laws of the State of  Florida                                         submits the following statement in order to change its registered office or registered agent, or both, in the State of Florida.

1. The name of the corporation:	OHI Sunshine, Inc.

2. The mailing address of the corporation:	9690 Deereco Blvd, Ste. 100 Timonium, MD 21093-6991

3. Date of incorporation/qualification: 5-31-01 Document number: P01000053777

4. The name and address of the current registered agent and office:

Corporation Service Company

1201 Hays Street

Tallahassee, FL 32301

5. The name and address of the new registered agent (if changed) and/or registered office (If changed):
(P. O. Box Not Acceptable)

C T Corporation System

c/o C T Corporation System, 1200 South Pine Island Road,

Plantation Florida 33324

The street address of its registered office and the street address of the business office of its registered agent, as changed, will be identical.

Such change was authorized by resolution duly adopted by its board of directors or by an officer so authorized by the board.

/s/ Michael E. Jones	7-15-03
(Signature of an officer, chairman or vice chairman of the board)	(Date)

Michael E. Jones, Vice President
(Printed or typed name and title)

Having been named as registered agent and to accept service of process for the above stated corporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligation of my position as registered agent.
CT Corporation System

By: /s/ Linda Tyndell	7-15-03
(Signature of Registered Agent) Linda Tyndell, Asst, Sec.	(Date)

If signing on behalf of an entity:

(Typed or Printed Name)	(Capacity)

* * * FILING FEE: $35.00 * * *

CR2E045(9/00)
Division Of Corporations	P.O. Box 6327	Tallahassee, FL 32314

florida department of state
Katherine Harris
Secretary of State

May 31, 2001

CSC NETWORKS
1201 HAYS STREET
TALLAHASSEE, FL 32301

The Articles of Incorporation for OHI SUNSHINE, INC. were filed on May 31, 2001 and assigned document number P01000053777. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT/UNIFORM BUSINESS REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT/UNIFORM BUSINES REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT/UNIFORM BUSINESS REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO INSURE THAT YOU RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT/UNIFORM BUSINESS REPORT. TO OBTAIN A FEI NUMBER, CONTACT THE IRS AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT/UNIFORM BUSINESS REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Claretha Golden, Document Specialist
New Filings Section	Letter Number: 301A00033155

Account number: 072100000032	Amount charged: 70.00

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

FILED
ARTICLES OF INCORPORATION	2001 MAY 31 PM 2:41

OF	SECRETARY OF STATE
TALLAHASSEE FLORIDA
OHI SUNSHINE, INC.

                    The undersigned does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Florida Business Corporation Act.

                    FIRST: The corporate name for the corporation (hereinafter called the “corporation”) is OHI Sunshine, Inc.

                    SECOND: The street address, wherever located, of the principal office of the corporation is 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108.

                    The mailing address, wherever located, of the corporation is 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108.

* * * * * * * * * *

                    THIRD: The street address of the initial registered office of the corporation in the State of Florida is c/o Corporation Service Company, 1201 Hays Street, Tallahassee, Florida 32301.

                    The name of the initial registered agent of the corporation at the said registered office is Corporation Service Company.

The written acceptance of the said initial registered agent, as required by the provisions of Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature of the incorporator and is made a part of these Articles of Incorporation.

* * * * * * * * * *

                    FOURTH: The number of shares that the corporation is authorized to issue is 1,000, all of which are without par value and are of the same class and are Common shares.

                    FIFTH: The name and the address of the incorporator are:

NAME	ADDRESS

Stuart D. Logan	39577 Woodward Avenue, Suite 300, Bloomfield Hills, Michigan 48416

* * * * * * * * * *

SIXTH: The purposes for which the corporation is organized are as follows: To engage in any lawful business for which corporations may be organized under the Florida Business Corporation Act.

To have all of the general powers granted to corporations organized under the Florida Business Corporation Act, whether granted by specific statutory authority or by construction of law.

SEVENTH: The duration of the corporation shall be perpetual.

                    EIGHTH: The corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                    NINTH: The corporate existence of the corporation shall begin on May 31, 2001.

Signed on May 30, 2001

/s/ Stuart D. Logan
Stuart D. Logan, Incorporator

Having been named as registered agent and to accept service of process for the above-named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

CORPORATION SERVICE COMPANY

By:	/s/ Brian Courtney
[Name], [Title] BRIAN COURTNEY, ASST. V.P.

Date: 5/31/01

FILED

2001 MAY 31 PM 2:41

SECRETARY OF STATE
TALLAHASSEE FLORIDA